EXHIBIT 1.1

                        OPTEUM MORTGAGE ACCEPTANCE CORPORATION

                         $_____________ (Approximately)
               Mortgage Pass-Through Certificates, Series 20___-__

    Class R                    $________________                     _____%

    Class A                    $________________                     _____%

                             UNDERWRITING AGREEMENT

                                                        ______________, 20__

[Underwriter]
___________________
___________________
___________________

Ladies and Gentlemen:

         Opteum Mortgage Acceptance Corporation, a Delaware corporation (the
"Company"), proposes to sell to you (also referred to herein as the
"Underwriter") Mortgage Pass-Through Certificates, Series 20__-_, Class A and
Class R Certificates other than a de minimis portion thereof (collectively, the
"Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class M and Class B
Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four- family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by the Trustee.

         The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of
________________________, 20__ (the "Cut-off Date") among the Company, as seller, ______________________________, as master servicer ("Master Servicer"), and ______________________________, as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement
(each as hereinafter defined) which the Company has furnished to you.

     1. REPRESENTATIONS WARRANTIES AND COVENANTS.

          1.1 The Company represents and warrants to, and agrees with you that:

          (a) The Company has filed with the Securities and Exchange Commission
     (the "Commission") a registration statement (No. 333-________) on Form S-3 for the registration under the Securities Act of 1933, as amended (the
     "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company proposes to file with the
     Commission pursuant to Rule 424(b) under the rules and regulations of the
     Commission under the Act (the "1933 Act Regulations") a supplement dated
     ________________. 20__ (the "Prospectus Supplement"), to the prospectus dated ______________, 20__ (the "Basic Prospectus"), relating to the
     Certificates and the method of distribution thereof. Such registration statement (No. 333-________) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus
     and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". The Company prepared a Free Writing Prospectus containing substantially all information that will appear in the Prospectus Supplement and minus specific sections including the "Method of Distribution" section
     (such Free Writing Prospectus, together with the Basic Prospectus, the
     "Definitive Free Writing Prospectus").

          (b) The Registration Statement has become effective, and the
     Registration Statement as of the effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the
     1933 Act Regulations; and the Registration Statement, as of the Effective
     Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the
     Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified in Exhibit D (the
     "Excluded Information"); and provided, further, that the Company makes no representations or warranties as to either (i) any information in any
     Computational Materials or ABS Term Sheets (each as hereinafter defined)
     required to be provided by the Underwriter to the Company pursuant to
     Section 4.2, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified in Exhibit E (the "Underwriter Information"). In addition, any
     Issuer Information (as defined below) contained in the Definitive Free
     Writing Prospectus, as of the date thereof and as of the time of each
     Contract of Sale occurring prior to the time that Prospectus Supplement first becomes available for use by the Underwriter, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective
     Date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such
     Prospectus Supplement relates. As used herein, "Pool Information" means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the
     Company to the Underwriter in final form and set forth in the Prospectus
     Supplement. The Company acknowledges that, except for any Computational
     Materials, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

          (d) The Company is not, as of the date upon which it delivers the
     Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) As of the Closing Date (as defined herein), the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing
     Agreement will be true and correct in all material respects.

     1.2 The Underwriter represents and warrants to and agrees with the Company that:

          (a) No purpose of the Underwriter relating to the purchase of any of the Class R Certificates by the Underwriter is or will be to enable the
     Company to impede the assessment or collection of any tax.

          (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

          (d) No purpose of the Underwriter relating to any sale of any of the
     Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Company that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          (e) The Underwriter will, in connection with any transfer it makes of any of the Class R Certificates, obtain from its transferee the affidavit required by Section 5.02(i)(B)(1) of the Pooling and Servicing Agreement,
     will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the
     Trustee with the Certificate required by Section 5.02(i)(B)(2) of the
     Pooling and Servicing Agreement.

          (f) The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage
     Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii)
     with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter shall not be less than an initial
     Certificate Principal Balance of $25,000.

          (g) The Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements with respect to the generation and use of
     Free Writing Prospectuses in connection with the offering of the
     Certificates.

          (h) The Underwriter will use its best reasonable efforts to cause Cede
     & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Cede & Co. will value the DTC Registered Certificates
     (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

          (i) The Underwriter will have funds available at ___________________
     ___, in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of the
     Company maintained at such bank.

          (j) As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder. With respect to all
     Free Writing Prospectuses, other than the Definitive Free Writing
     Prospectus, provided by the Underwriter to any investor, if any, such Free
     Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in the Free Writing
     Prospectuses, except to the extent of any errors therein that are caused by errors in the Pool Information, and except for any Issuer Information therein). The Free Writing Prospectuses, other than the Definitive Free
     Writing Prospectus, provided by the Underwriter to the Company pursuant to
     Section 4.4 constitute a complete set of all such Free Writing Prospectuses furnished to any investor by such Underwriter in connection with the offering of any Certificates, other than any Underwriter Derived
     Information.

     1.3 The Underwriter covenants and agrees to pay directly, or reimburse the
Company upon demand for (i) any and all taxes (including penalties and interest)
owed or asserted to be owed by the Company as a result of a claim by the
Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the
Underwriter should be disregarded for any purpose.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Certificates (other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Company to the Trustee) at a price equal to ___% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing
Date. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of SNR Denton US LLP at 10:00 a.m., New York time, on ____________, 20___ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the
"Closing Date"). Delivery of the Certificates (except for the Class R
Certificates (the "Definitive Certificates")) shall be made to you through the
Depository Trust Company ("DTC") (such Certificates, the "DTC Registered
Certificates"), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Company agrees to have the
Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the
Closing Date.

     4. OFFERING BY UNDERWRITER.

     4.1 It is understood that the Underwriter propose to offer the Certificates for sale to the public as set forth in the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under Blue Sky laws or state securities laws
(except where the Certificates will have been qualified for offering and sale at your direction under such Blue Sky laws or state securities laws). Prior to the date of the first contract of sale made based on the Definitive Free Writing
Prospectus, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan except as set forth in Section 4.2.

     4.2 It is understood that the Underwriter will solicit offers to purchase the Certificates as follows:

          (a) Prior to the time you have received the Definitive Free Writing
     Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any
     Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor's receipt of Definitive Free Writing Prospectus.

          (b) Any Free Writing Prospectus (other than the Definitive Free
     Writing Prospectus) relating to the Certificates used by the Underwriter in compliance with the terms of this Agreement prior to the time such
     Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

                  The information in this free writing prospectus is
                  preliminary, and will be superseded by the Definitive Free
                  Writing Prospectus. This free writing prospectus is being
                  delivered to you solely to provide you with information about the offering of the Certificates referred to in this free
                  writing prospectus and to solicit an offer to purchase the
                  Certificates, when, as and if issued. Any such offer to
                  purchase made by you will not be accepted and will not
                  constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase
                  Certificates. We will not accept any offer by you to purchase
                  Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have
                  received the Definitive Free Writing Prospectus. You may
                  withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

"Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

          (c) Any Free Writing Prospectus relating to Certificates and used by the Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

                  The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any
                  reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the
                  Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such
                  non-delivery.

     4.3 It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing
Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission's statement in
Securities Act Release No. 33-8501 that "a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller's obligations remain conditional under state law." The Definitive Free
Writing Prospectus shall prominently set forth the following statement:

                           This Definitive Free Writing Prospectus supersedes
                           the information in any free writing prospectus
                           previously delivered in connection with this
                           offering, to the extent that this Definitive Free
                           Writing Prospectus is inconsistent with any
                           information in any free writing prospectus delivered
                           in connection with this offering.

     4.4 It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii)
     is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a
     Free Writing Prospectus (as defined below) used in reliance on Rule 164 and
     (2) includes only information that is within the definition of ABS
     Informational and Computational Materials as defined in Item 1100 of
     Regulation AB.

          (b) The Underwriter shall comply in all material respects with all applicable laws and regulations in connection with the use of Free Writing
     Prospectuses, including but not limited to Rules 164 and 433 of the 1933
     Act Regulations and all Commission guidance relating to Free Writing
     Prospectuses, including but not limited to Commission Release No. 33-8591.

          (c) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations.
     "Issuer Information" shall mean information included in a Free Writing
     Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591
     (Securities Offering Reform) as shown in Exhibit G hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Company as evidenced by oral, electronic or written communication by it or through its attorneys. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the
     Underwriter.

          (d) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

                           "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT
                           (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
                           OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE
                           YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
                           REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER
                           HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
                           ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE
                           DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC
                           WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
                           ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
                           OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT
                           NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
                           1-8[XX-XXX-XXXX].

         The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

          (e) The Underwriter shall have delivered to the Company, no later than two business days prior to the proposed date of first use thereof, (i) any
     Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or
     portion thereof that contains only a description of the final terms of the
     Certificates after such terms have been established for all classes of
     Certificates being publicly offered. No Information in any Free Writing
     Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To
     facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free
     Writing Prospectuses prepared by the Underwriter that are required to be delivered to the Company under this subsection (e), (i) must be approved by the Company before such Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement (such approval to be evidenced as set forth in Section 4.4(c)(ii)), and (ii) shall be provided by such Underwriter to the Company, for filing as provided in Section 5.10 in the format as required by the Company.

          (f) None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the
     Registration Statement.

          (g) The Company shall not be obligated to file any Free Writing
     Prospectuses that have been determined to contain any material error or omission, unless the Company is required to file the Free Writing
     Prospectus pursuant to Section 5.10 below. In the event that the
     Underwriter possesses actual knowledge that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free
     Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective
     Free Writing Prospectus"), that Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

          (h) If the Underwriter do not provide any Free Writing Prospectuses to the Company pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Company as a Free Writing
     Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations. Information not required to be filed shall include a Free Writing Prospectus containing solely Underwriter
     Derived Information.

          (i) In the event of any delay in the delivery by the Underwriter to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof, the Company shall have the right to delay the release of the Prospectus to investors or to the
     Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file the Free Writing
     Prospectuses by the time specified therein.

          (j) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

               (i) Any written communications in respect of the Certificates not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities
          Act;

               (ii) any Free Writing Prospectus used to solicit offers to purchase Certificates;

               (iii) regarding each Free Writing Prospectus delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

               (iv) regarding each offer to purchase Certificates received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Certificates offered to be purchased; and

               (v) regarding each Contract of Sale entered into by such
          Underwriter, the date, identity of the investor and the terms of such
          Contract of Sale, including the amount and price of Certificates subject to such Contract of Sale.

          (k) The Underwriter covenants with the Company that after the final
     Prospectus is available that Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

          (l) The Underwriter agrees to provide written notice to the Company of the date it first enters into any Contract of Sale for a Certificate.

     4.5 The Underwriter further agrees that on or prior to the sixth day after the Closing Date, such Underwriter shall provide the Company with a certificate, substantially in the form of Exhibit F attached hereto, setting forth (i) in the case of each class of Certificates purchased by such Underwriter, (a) if less than 10% of the aggregate principal balance or notional amount, as applicable, of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit F hereto, or, (b) if 10%
or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance or notional amount, as applicable of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance or notional amount, as applicable, of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance or notional amount, as applicable, of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing such Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to such
Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

     4.6 The Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus;
(iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the
Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Company specifically for use by such Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to the
Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Certificates (including any period during which you have such delivery obligation in its capacity as a
"dealer" (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Certificates, except in compliance with applicable laws and regulations. The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such
Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the
Prospectus and (ii) it will provide to the Company any Free Writing
Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either
Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements.

     4.7 In the event that the Underwriter uses a road show (as defined in Rule
433) in connection with the offering of the Certificates, all information in the road show will be provided orally only, and not as a Written Communication. The
Underwriter agrees that any slideshow used in connection with a road show (i)
will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

     5. Agreements. The Company agrees with you that:

     5.1 Before amending or supplementing the Registration Statement or the
Prospectus with respect to the Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

     5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

     5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the
Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     5.4 If the Company or any Underwriter reasonably determines that any
Written Communication or oral statement in connection with the offering of the
Certificates contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into when taken together with all information that was conveyed to any person with whom a Contract of Sale was entered into, and then the
Underwriter shall provide any such person with the following:

          (a) Adequate disclosure of the contractual arrangement;

          (b) Adequate disclosure of the person's rights under the existing
     Contract of Sale at the time termination is sought;

          (c) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

          (d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new
     Contract of Sale.

     5.5 The Company will furnish to you, without charge, a copy of the
Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

     5.6 The Company agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the
Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.20 of the Pooling and
Servicing Agreement, as soon as such statements are furnished to the Company.

     5.7 The Company will endeavor to arrange for the qualification of the
Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the
Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     5.8 If the transactions contemplated by this Agreement are consummated, the
Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel)
reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

     5.9 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the
Company receives notice that a stop order suspending the effectiveness of the
Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

     5.10 The Company shall file, to the extent required to be filed, any Free
Writing Prospectus prepared by the Company (including the Definitive Free
Writing Prospectus), and any Issuer Information contained in any Free Writing
Prospectus provided to it by the Underwriter under Section 4.4(e), not later than the date of first use of the Free Writing Prospectus, except that:

          (a) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the
     Certificates after such terms have been established for all classes of
     Certificates being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Company within two days of the later of the date such final terms have been established for all classes of
     Certificates being publicly offered and the date of first use; and

          (b) Notwithstanding clause (a) above, as to any Free Writing
     Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing
     Prospectus or portion thereof within the later of two business days after any Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act;

provided further, that prior to such use of any Free Writing Prospectuses by the
Company, the Underwriter must comply with its obligations pursuant to Section
4.4 and that the Company shall not be required to file any Free Writing
Prospectus that does not contain substantive changes from or additions to a Free
Writing Prospectus previously filed with the Commission.

     5.11 The Underwriter shall file any Free Writing Prospectus (other than a
Free Writing Prospectus that is covered by Section 5.10) that has been distributed by such Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to
Rule 424(b)(3) of the Act; provided further, that the Underwriter shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the
Commission.

     5.12 During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the
Issuer will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Issuer with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (as defined below).

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The Underwriter's
obligation to purchase the Certificates shall be subject to the following conditions:

     6.1 No stop order suspending the effectiveness of the Registration
Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and
the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

     6.2 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company, ____________________, a ____________ (the
"Seller") or any of their respective affiliates the effect of which, in any case, is, in that Underwriter's reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Issuer under the Act and the Exchange Act prior to the sale of the
Certificates shall have been duly taken or made.

     6.3 The Company shall have delivered to you a certificate, dated the
Closing Date, of the President or the Executive Vice President of the Company to
the effect that the signer of such certificate has examined this Agreement, the
Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

          (a) the representations and warranties of the Company in this
     Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects;

          (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (c) no stop order suspending the effectiveness of the Registration
     Statement has been issued and no proceedings for that purpose have been instituted or are contemplated;

          (d) subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the
     Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company or the Seller;

          (e) except as otherwise stated in the Prospectus, there are no actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, against the
     Company or the Seller that could reasonably have a material adverse affect on (i) the Company or the Seller or (ii) the transactions contemplated by this Agreement; and

          (f) attached thereto are true and correct copies of a letter or letters from one or more nationally recognized statistical rating agencies confirming that the Certificates have been rated in one of the four highest grades by each of such agencies rating that class of Certificates and that such rating has not been lowered since the date of such letter.

     6.4 You shall have received the opinions of SNR Denton US LLP, special counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit A and Exhibit B.

     6.5 You shall have received from counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

     6.6 The Underwriter shall have received from certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the
Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the
Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Definitive Free
Writing Prospectus and the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement", "Description of the
Certificates" and "Certain Yield and Prepayment Considerations" agrees with the records of the Company excluding any questions of legal interpretation.

     6.7 The Certificates shall have been rated "AAA" by [each of] [Standard &
Poor's Ratings Services] and [Fitch Ratings] and "Aaa" by [Moody's Investors
Service, Inc.].

     6.8 You shall have received the opinion of [Trustee's Counsel], dated the
Closing Date, substantially to the effect set forth in Exhibit C.

     6.9 You shall have received from SNR Denton US LLP, special counsel to the Company, and from in-house counsel to the Company, reliance letters with respect to any opinions delivered to [Standard & Poor's Ratings
Services] and [Fitch Ratings] and [Moody's Investors Service, Inc.].

                  The Company will furnish you with conformed copies of the
above opinions, certificates, letters and documents as you reasonably request.

     7. INDEMNIFICATION AND CONTRIBUTION.

          7.1 (a) The Company agrees to indemnify and hold harmless the
     Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities
     Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses (as incurred) and liabilities to which the Underwriter or they may become subject under the Act, the
     Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any error in the Pool Information, or in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or any amendment thereof or other filing incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company shall be liable to the Underwriter or any person who controls the Underwriter to the extent that any misstatement or alleged misstatement or omission or alleged omission is based upon any information with respect to which the
     Underwriter have agreed to indemnify the Company pursuant to Section 7.2.

          (b) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by errors in the Pool Information.

     7.2 You agree to indemnify, hold harmless and reimburse the Company, each of the directors and officers who signed the Registration Statement and any person controlling the Company or to the same extent as the indemnity set forth in clause 7.1 above from the Company to the Underwriter; provided, however, that the Underwriter shall be liable for losses, claims, damages, expenses and liabilities only to the extent that they arise out of or are based upon (i) the
Underwriter' Information, (ii) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (iii) any Free Writing Prospectus for which the conditions set forth in Section 4.4(e) above are not satisfied with respect to the prior approval by the Company, (iv) any portion of any Free Writing
Prospectus (other than the Definitive Free Writing Prospectus) not constituting
Issuer Information, (v) any liability resulting from your failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a
Contract of Sale with such investor or failure to file any Free Writing
Prospectus required to be filed by the Underwriter in accordance with Section
5.11, and (vi) any liability resulting from your failure to comply with Section
4.7 in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the "indemnified party")
shall promptly notify the person against whom such indemnity may be sought (the
"indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties)
include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7. 1 and by the Company, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the
Certificates but also the relative fault of the Company on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7.5 The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4; which expenses the indemnifying, party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company and its respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

     8. TERMINATION. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel)
that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

     9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the
Company or the officers of the Company, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or any of its officers, directors or controlling persons, and will survive delivery of and payment for the
Certificates.

     10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at
____________________________________________________, Attention:
_______________________or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at
[___________________________________________________].

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the
Company and you.

                                 Very truly yours,

                                 OPTEUM MORTGAGE
                                 ACCEPTANCE CORPORATION

                                 By:____________________________________
                                 Name:
                                 Title:   Chief Executive Officer

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the
date first above written.

[NAME OF UNDERWRITER]

By:____________________________________
Name:
Title:

                                    EXHIBIT A

                          CLOSING OPINION OF SNR DENTON US LLP

                                    EXHIBIT B

                           10B-5 LETTER OF SNR DENTON US LLP

                                    EXHIBIT C

                        OPINIONS OF TRUSTEE’S COUNSEL

                                    EXHIBIT D

                              EXCLUDED INFORMATION

                                    EXHIBIT E

                             UNDERWRITER INFORMATION

                                    EXHIBIT F

                                                      _______________, 20__

Opteum Mortgage Acceptance Corporation
[*Address]

                  Re:      Opteum Mortgage Acceptance Corporation,
                           Mortgage Pass-Through Certificates,
                           Series 20__-__,Class A and Class R

         Pursuant to Section 4 of the Underwriting Agreement, dated
_______________ 20__, between Opteum Mortgage Acceptance Corporation and
________________________ (the "Underwriter") relating to the Certificates referenced above, the undersigned does hereby certify that:

(a)       The prepayment assumption used in pricing the Certificates was _____%
          [___].

(b)       Set forth below is (i) the first price, as a percentage of the principal balance or notional amount, as applicable, of each class of
          Certificates, at which 10% of the aggregate principal balance or notional amount, as applicable, of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if 10% or more of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance or notional amount, as applicable, of such class of
          Certificates, then the weighted average price at which the
          Certificates of such class were sold expressed as a percentage of the principal balance or notional amount, as applicable, of such class of
          Certificates, or (iii) if less than 10% of the aggregate principal balance or notional amount, as applicable, of a class of Certificates has been sold to the public, the purchase price for each such class of
          Certificates paid by the Underwriter expressed as a percentage of the principal balance or notional amount, as applicable, of such class of
          Certificates calculated by: (1) estimating the fair market value of each such class of Certificates not sold to the public as of
          _________, 20__; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates actually sold to the public as of such date; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4)
          multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the
          Certificates of each class; and (5) for each class of Certificates, dividing the product obtained for such class of Certificates in clause
          (4) by the original principal balance or notional amount, as applicable, of such class of Certificates:

          Certificates:  ___________________
          [* less than 10% has been sold to the public]

         The prices set forth above do not include accrued interest with respect to periods before closing.

                                                   _______________________

                                                   By:____________________
                                                   Name:__________________
                                                   Title:___________________

                                    EXHIBIT G

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of
Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by the underwriter or dealer, it is not issuer information, even when derived from issuer information.)